UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2019

iMedia Brands, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-37495	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road,

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices)

+1 (952) 943-6000

(Registrant’s telephone number, including area code)

EVINE Live Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EVLV	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 16, 2019, we received approval from the Nasdaq Stock Market and determined to affect the transfer of the listing of our common stock from the Nasdaq Global Select Market to the Nasdaq Capital Market. This transfer will be effective at the opening of business on Tuesday, July 17, 2019. Our common stock will continue to trade under the symbol “IMBI.” The Nasdaq Capital Market is a continuous trading market that operates in substantially the same manner as the Nasdaq Global Select Market and listed companies must meet certain financial requirements and comply with Nasdaq’s corporate governance requirements.

As previously reported, we were notified by Nasdaq on January 14, 2019 that for the preceding 30 consecutive business days, the closing bid price of our common stock listed on Nasdaq was below $1.00 per share and therefore we did not comply with the minimum closing bid price requirement for continued listing on the Nasdaq Global Select Market under Nasdaq Marketplace Rule 5450(a)(1). In anticipation of not regaining compliance with Nasdaq Marketplace Rule 5450(a)(1) by July 15, 2019, the end of our initial 180-day grace period, we applied to transfer the listing of our common stock to the Nasdaq Capital Market.

We are now being afforded an additional 180-day grace period, or until January 13, 2020, to regain compliance with the Nasdaq's minimum bid price requirement. In order to regain compliance, the minimum bid price per share of our common stock must be at least $1.00 for at least ten consecutive business days during the additional 180-day grace period. If we fail to regain compliance during this grace period, our common stock will be subject to delisting by Nasdaq. We have provided written notice of our intention to cure the minimum bid price deficiency during the second grace period by effecting a reverse stock split if necessary.

On July 16, 2019, we issued a press release announcing the approval to list our securities on the Nasdaq Capital Market.  The full text of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 16, 2019, we amended and restated our articles of incorporation to change our name from EVINE Live Inc. to iMedia Brands, Inc., which change became effective on July 16, 2019. The name change was effected by our board of directors pursuant to Section 302A.135 Subdivision 7 of the Minnesota Statutes, which permits such amendments to be made without shareholder approval. We filed restated amended and articles of incorporation reflecting the name change by deleting Article 1 in its entirety and replacing it with:

“ARTICLE 1
NAME

The name of the Corporation is iMedia Brands, Inc.”

A complete copy of the amended and restated articles of incorporation is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Our common stock will continue to trade under the ticker symbol “EVLV” until the close of markets on July 16, 2019 and we will change our ticker symbol to “IMBI” effective as of the open of trading on July 17, 2019.

Item 7.01	Regulation FD Disclosure

On July 16, 2019, we issued a press release disclosing our name change and our ticker symbol change. The press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Articles of Incorporation of the Registrant (as amended through July 16, 2019)
3.2	Bylaws of the Registrant (as amended through July 16, 2019)
99.1	Press Release dated July 16, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2019	iMedia Brands, Inc.

	By:	/s/ Michael Porter
Michael Porter Chief Financial Officer